<u>Sixth Amendment to Lease</u>

This Sixth Amendment to Lease ("Sixth Amendment") is made and entered into effective as of the __ day of October, 2016 (the "Effective Date"), between REGENCY PARK CORPORATION, a North Carolina corporation having its principal place of business in Cary, North Carolina ("Landlord") and CICERO, INC., a Delaware corporation, successor by merger to the interests of Level 8 Systems Inc., a Delaware corporation (hereinafter referred to as the "Original Tenant") having its principal place of business in Princeton, New Jersey (Cicero, Inc. being hereinafter referred to as the "Tenant").

WITNESSETH:

WHEREAS, Landlord and Original Tenant entered into a written Lease Agreement dated November 7, 2003; as amended by Addendum #1 dated July 7, 2005; as amended by Addendum #2 dated January 31, 2007; as amended by Addendum #3 dated August 16, 2007, as amended by Landlord letter dated February 1, 2008; as amended by Addendum #4 dated July 21, 2010; and as amended by Addendum #5 dated June 11, 2014 ("the Lease"), whereby the Landlord leases Premises to the Tenant in 8000 Regency Parkway, Suite 542, Cary, North Carolina (herein called the "Building"):

WHEREAS, Tenant desires, and Landlord agrees, to reduce the rentable square footage of the Tenant's Premises from 5,038 rentable square feet (the "Original Premises") to 3,080 rentable square feet as shown in **<u>Exhibit A</u>** (the "New Premises") effective November 1, 2016, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and such other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby mutually agreed as follows:

1. <u>Defined Terms</u>. All capitalized terms not expressly defined in this Sixth Amendment shall have the meaning ascribed to them in the Lease.

2. <u>Annual Rent – Remainder of Term</u>. Annual Rent due under Article 2.01 shall be modified as follows:

    a. **From November 1, 2016 through July 31, 2017**: Sixty-Three Thousand Nine Hundred Ten and No/100 Dollars ($63,910.00) ($5,325.83/mo.)

    b. **From August 1, 2017 through July 31, 2018**: Sixty-Five Thousand Two Hundred Ninety-Six and No/100 Dollars ($65,296.00) ($5,441.33/mo.)

    c. **From August 1, 2018 through October 31, 2018**: Sixty-Six Thousand Two Hundred Twenty and No/100 Dollars ($66,220.00) ($5,518.33/mo.)

3. <u>Premises</u>. Effective as of November 1, 2016, the New Premises constitutes three thousand eighty (3,080) rentable square feet located within the Building as shown on **<u>Exhibit A</u>**. Tenant shall vacate the surrendered portion of the Original Premises, surrender it in the same condition otherwise required by the Lease at the end of the Lease Term and shall remove all items of personal property (including equipment, furniture and trade fixtures) no later than November 30, 2016.

4. Tenant's Proportionate Share. Effective as of November 1, 2016, Tenant's proportionate share percentage with respect to the Building, including without limitation, with respect to determining Tenant's Estimated Share, Tenant's Actual Share, and Tenant's Tax Share shall be 2.13%.

5. Parking. Effective as of November 1, 2016, Section 10.0 of the Lease is amended to provide that the Tenant is entitled to 2.13% of the parking spaces for this Building which after the Effective Date is 12.25 spaces.

6. Brokerage: Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Sixth Amendment. The provisions of this section shall survive the termination of the Lease.

7. Tenant's Acknowledgement. As of the Effective Date, Tenant hereby acknowledges: (a) Landlord is not in default under the Lease; (b) Landlord has performed all of its obligations under the Lease; (c) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Landlord under the Lease; and (d) Tenant has no current defenses or claims against Landlord or rights of offset against any rents payable to Landlord under the Lease.

8. Notices. Section 18.0 is hereby amended to provide that notices to Landlord shall be copied to Landlord's attorney addressed to Morningstar Law Group, 630 Davis Drive, Suite 200, Morrisville, NC 27560, attention Michael J. Ovsievsky, or at such other place as the Landlord may from time to time designate by written notice to the Tenant.

9. Ratification of Lease. Except as expressly amended by this Sixth Amendment, the Lease shall remain in full force and effect in accordance with its original terms, and the Lease, as amended pursuant to this Sixth Amendment, is hereby ratified by Landlord and Tenant. In the event of inconsistencies between any term of this Sixth Amendment and any terms of the Lease, the term of this Sixth Amendment shall control.

10. Authority: Landlord and Tenant and the persons signing this Sixth Amendment on their behalf represent and warrant each to the other that they have full right and authority to execute and perform its obligations under the Lease as amended hereby, and that such persons are duly authorized to execute this Sixth Amendment on behalf of Landlord and Tenant without further consent or approval by anyone, including, but not limited to, any mortgagee. Landlord and Tenant shall deliver each to the other promptly upon request all documents reasonably requested by the other to evidence such authority.

11. Counterparts: This Sixth Amendment may be executed in multiple counterparts, which when taken together shall constitute a single instrument.

IN WITNESS WHEREOF, this Sixth Amendment has been duly executed by the parties hereto to be effective as of the Effective Date.

REGENCY PARK CORPORATION
Landlord

Corporate Seal

ATTEST:

____
Assistant Secretary

By: ______________________
Edward O. Woolner
President

CICERO, INC.
Tenant

Corporate Seal

~~ATTEST~~: WITNESS:

____
Title: HR Specialist

By: ______________________
John Broderick
Chief Executive and Chief Financial Officer